SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Soliciting Material Pursuant to §240.14a-12

PolyMedix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PolyMedix, Inc.

170 N. Radnor-Chester Road, Suite 300

Radnor, Pennsylvania  19087

May 2, 2011

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of PolyMedix, Inc. on June 17, 2011, which will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 at 9:00 a.m., local time. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card.  The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. We also have included a copy of our annual report for the year ended December 31, 2010 for your review.

At this year’s meeting, you will be asked to: (1) elect seven directors to serve terms of one year each; (2) consider an advisory vote on the compensation of our named executive officers; (3) consider an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; (4) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and (5) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

I hope that you attend the meeting. Whether or not you plan to be with us, please sign, date, and return your voting card promptly in the enclosed envelope.

Sincerely,

Nicholas Landekic

President & Chief Executive Officer

PolyMedix, Inc.

170 N. Radnor-Chester Road, Suite 300

Radnor, Pennsylvania 19087

Notice of Annual Meeting of Stockholders

to be held June 17, 2011

To the Stockholders of PolyMedix, Inc.:

The 2011 Annual Meeting of Stockholders will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 on Friday, June 17, 2011 at 9:00 a.m., local time. During the Annual Meeting, stockholders will be asked to:

(1)   Elect seven directors to serve for terms of one year each or until the election and qualification of their successors;

(2)   Consider an advisory vote on the compensation of our named executive officers;

(3)   Consider an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

(4)   Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(5)   Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

If you are a stockholder as of April 25, 2011, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about May 2, 2011.

By order of our Board of Directors

Edward F. Smith

Secretary

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are first being mailed, beginning on or about May 2, 2011, to owners of shares of common stock of PolyMedix, Inc. (which may be referred to in this proxy statement as “we,” “us,” “PolyMedix,” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on June 17, 2011 at 9:00 a.m., local time, at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

About The Meeting: Questions And Answers

Governance of the Company

Proposal 1 — Election Of Directors

Executive Compensation and Related Information

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Security Ownership Of Certain Beneficial Owners And Management

Report of the Audit Committee

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

Certain Relationships And Related Transactions

Requirements For Advance Notification of Nominations and Stockholder Proposals

Other Matters

IMPORTANT NOTICE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2011: The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report to Stockholders are also available at http://www.polymedix.com/proxy.php.

About The Meeting: Questions And Answers

What am I voting on?

At this year’s meeting, you will be asked to:

(1)   Elect seven directors to serve for terms of one year each or until the election and qualification of their successors;

(2)   Consider an advisory vote on the compensation of our named executive officers;

(3)   Consider an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

(4)   Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(5)   Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on April 25, 2011 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 105,999,610 shares of common stock outstanding on April 25, 2011. From June 6, 2011 through June 17, 2011, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Corporate Secretary, at (484) 598-2332 to arrange a visit to our offices.  In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to vote in person at the Annual Meeting or by proxy. To vote by proxy: mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

Alternatively, if you are a stockholder of record you may vote by telephone by calling toll-free at 1-800-PROXIES from any touch-tone telephone and following the instructions or by Internet by accessing www.voteproxy.com and following the on-screen instructions.  Have your proxy card available when voting by either of these two methods.

If you vote by proxy, by the mail, telephone or Internet methods discussed above, you will be designating Nicholas Landekic, our President and Chief Executive Officer and Edward F. Smith, our Vice President, Chief Financial Officer and Secretary, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Nicholas Landekic, our President and Chief Executive Officer and Edward F. Smith, our Vice President, Chief Financial Officer and Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1), “FOR” the approval of the compensation of our named executive officers (see Proposal 2); for an advisory vote on the compensation of our named executive officers every THREE years (see Proposal 3); and “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (see Proposal 4). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

You should instruct your bank, broker or other nominee how to vote your shares. If you do not give voting instructions to the bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation are also not considered routine.  As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to these matters, votes may not be cast on your behalf.  If your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares, a broker non-vote has the same effect as a vote against the proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•          Notifying our Corporate Secretary, Edward F. Smith, in writing at 170 N. Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania, 19087, that you are revoking your proxy;

•          Submitting a proxy at a later date by telephone or via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•          Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

Who will count the votes?

A representative from American Stock Transfer & Trust Company, our transfer agent, will act as the inspector of election and count the votes.

What constitutes a quorum?

The holders of a majority of the 105,999,610 eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the seven nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Consider an advisory vote on the compensation of our named executive officers and consider an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Proposals 2 and 3 are non-binding on the Company and the Board. The proposals solicit advice only and therefore, there is no minimum number of votes required with respect to either proposal.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 4, the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of April 25, 2011, our current directors and executive officers beneficially owned approximately 12% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 22 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone, or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

Deloitte & Touche LLP served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2010 and has been appointed to serve as our independent registered public accounting firm for 2011. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•          FOR the election of the nominated directors (see Proposal 1);

•          FOR the approval of the compensation of our named executive officers (see Proposal 2);

•          FOR an advisory vote on the compensation of our named executive officers every THREE years (see Proposal 3); and

•          FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the Annual Meeting. It has been customary for our directors to attend our annual meetings of stockholders. All of the then-current directors attended the 2010 Annual Meeting of Stockholders.

How may I obtain additional copies of this Proxy Statement or Annual Report included with the Proxy Statement?

You may request a copy of this Proxy Statement or Annual Report, by writing to our Corporate Secretary at 170 N. Radnor-Chester Road., Suite 300, Radnor, Pennsylvania 19087, via e-mail at esmith@polymedix.com or by telephoning Mr. Smith at (484) 598-2332.

Governance of the Company

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Delaware and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the Securities and Exchange Commission (“SEC”) and any applicable securities exchange.

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 170 N. Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087.  These communications will be reviewed by the office of the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary’s office will treat communications containing complaints relating to accounting, internal accounting controls, or auditing matters as reports under our Whistleblower Policy. Further, the Corporate Secretary’s office will disregard communications that are bulk mail, solicitations to purchase products or services, not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary’s office will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Nominating and Corporate Governance Committee (the “Governance Committee”).

Stockholder Proposals and Director Nominations and Recommendations. Stockholder proposals are reviewed by the Corporate Secretary’s office for compliance with the requirements for such proposals set forth in our Bylaws and in Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”), as described in this Proxy Statement. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary’s office. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Nominating and Corporate Governance Committee.

Stockholder nominations for directors are reviewed by the Corporate Secretary’s office for compliance with the requirements for director nominations that are set forth in our Bylaws and as described in this Proxy Statement. Stockholder nominations for directors that meet these requirements are summarized by the Corporate Secretary’s office. Summaries and copies of the nominations or recommendations are then circulated to the Chairman of the Nominating and Corporate Governance Committee.

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the same procedures set forth above regarding stockholder nominations for directors.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Chairman of the Nominating and Corporate Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary’s office for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Governance Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.

Independence of Directors

The Corporate Governance Committee operates pursuant to a charter, which can be viewed on our website at www.polymedix.com (under “Investors/Governance”). In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“NASDAQ”). Pursuant to these applicable NASDAQ rules, the Board concluded its annual review of director independence in April 2011. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors then serving on the Board, including those nominated for election at the Annual Meeting with the exception of Nicholas Landekic, who is employed by us, are independent of us under NASDAQ rules.

Committees of our Board

The Board has three standing committees: the Audit Committee (which was established in accordance with Section 3(a)(58)(A) of the Exchange Act; all Audit Committee members satisfy the independence standards of the Exchange Act and NASDAQ rules), the Compensation Committee, and the Governance Committee. Shaun O’Malley (Chairman), Stefan Loren, Doug Swirsky, and Frank Slattery are the current members of the Audit Committee. Brian Anderson (Chairman), Richard Bank, and Michael Lewis are the current members of the Compensation Committee. Stefan Loren (Chairman), Shaun O’Malley and Frank Slattery are the current members of the Governance Committee. Charters have been adopted for all committees. The Board held 8 meetings during the year ended December 31, 2010. Each of our director attended at least 90% of the aggregate Board meetings and meetings of the Board committee(s) of which he or she is a member.

On April 26, 2011, Frank Slattery, Jr. notified our Governance Committee that he did not wish to stand for re-election for personal reasons.  Our Board, upon the recommendation of the Governance Committee, voted to reduce the size of the Audit Committee from four directors to three directors and appointed Doug Swirsky to serve as a member of the Governance Committee, in each case effective as of the Annual Meeting and the expiration of Mr. Slattery’s term as director.

Audit Committee

The Audit Committee consists of four non‑employee directors, all of whom are “independent” as defined under the rules of the SEC.  Effective as of the Annual Meeting and the expiration of Mr. Slattery’s term as director, the Audit Committee will consist of three non-employee directors, all of whom are “independent” as defined under the rules of the SEC. In addition, the Board has determined that Shaun O’Malley, the Chairman of our Audit Committee, qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.polymedix.com (under “Investors/Governance”). The Audit Committee met four times during 2010 and no member missed any such meetings of the Audit Committee. The role of the Audit Committee is to:

•          oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

•          oversee management’s maintenance of internal controls and procedures for financial reporting;

•          oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

•          oversee the independent auditor’s qualifications and independence;

•          oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

•          prepare the report required by the rules of the SEC to be included in our Proxy Statement; and

•          discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Sarbanes‑Oxley Act of 2002.

Compensation Committee

The Compensation Committee consists of three non‑employee directors, all of whom are “independent” as defined in applicable NASDAQ rules. The Compensation Committee met three times during 2010 and no members missed any such meeting of the Compensation Committee. The role of the Compensation Committee is to:

•          develop and recommend to the independent directors of the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

•          review, approve and recommend to the independent directors of the Board the annual compensation (base salary, bonus and other benefits) for all of our executives (Vice Presidents and above);

•          review, approve and recommend to the Board the aggregate number of stock options to be granted to employees below the level of Vice President;

•          ensure that a significant portion of executive compensation is reasonably related to the long‑term interest of our stockholders; and

•          prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.polymedix.com (under “Investors/Governance”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the search firm’s fees and other retention terms. During 2010, the Compensation Committee engaged Compensation Resources, Inc., or “Compensation Resources”, to provide salary, bonus, equity and other compensation data for executives for similarly sized companies in our industry. In connection with the engagement of Compensation Resources, the Compensation Committee instructed Compensation Resources to determine, and conduct a study of, a peer group based on other publicly traded companies in the same industry and similar size as us to analyze our position in the marketplace with respect to total compensation packages for our executive officers and non-employee directors. Compensation Resources was further instructed to clarify our executive compensation philosophy and address our competitive position in the marketplace, the appropriate mix of compensation elements, the extent to which our executives will be paid for performance, and the degree to which non-traditional compensation programs will be utilized. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of three independent directors, as that term is defined in applicable NASDAQ rules. The Governance Committee met three times during 2010 and no members missed any such meeting of the Governance Committee.  The role of the Governance Committee is to:

•          evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•          determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•          establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•          to review on an annual basis and recommend to the Board one member of the Board to serve as Chair;

•          annually recommend to the Board persons to be nominated for election as directors;

•          recommend to the Board the members of all standing Committees;

•          adopt or develop for Board consideration corporate governance principles and policies; and

•          provide oversight to the strategic planning process conducted annually by our management.

A copy of the charter of the Governance Committee is available on our website at www.polymedix.com (under “Investors/Governance”).

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in drug discovery and development; science and medicine; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities.  Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Compensation Committee Interlocks and Insider Participation

During 2010, Brian Anderson, Richard Bank, and Michael Lewis served on the Compensation Committee. None of these individuals has ever been an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.

The Code of Ethics includes procedures for reporting violations of the Code of Ethics. In addition, the Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics is intended to comply with the rules of the SEC and includes these required procedures. The Code of Ethics is available on our website at www.polymedix.com (under “Investor Relations”).

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board - Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Governance Committee - Risks and exposures relating to corporate governance; and management and director succession planning.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is in the best interests of the company and will continue to make this determination from time to time.

Proposal 1 — Election Of Directors

Nominees for Election

The Board currently has eight members. On April 26, 2011, Frank Slattery, Jr. notified our Governance Committee that he did not wish to stand for re-election for personal reasons. Our Board, upon the recommendation of the Governance Committee, determined to reduce the number of directors constituting the entire Board to seven and has nominated each of our incumbent directors other than Mr. Slattery for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Nicholas Landekic. Biographical information for Mr. Landekic is set forth below under “Executive Compensation and Related Information”. We believe that Mr. Landekic’s business and scientific experience, in particular his experience as an executive in several other life science organizations, qualify him to serve as a Director of PolyMedix, Inc.

Brian Anderson, 64, has served as a Director of PolyMedix, Inc. since January 2008. Since March 2007 he has served as an advisor to companies involved in the health care industry. From January 2006 until March 2007 Mr. Anderson was employed by Alkermes, Inc., in a market development capacity. Prior to that, from April 2004 to October 2005 Mr. Anderson was Chief Business officer for MediciNova,Inc., a publicly traded specialty pharmaceutical company. Mr. Anderson was an advisor to Montridge, Inc., a boutique investor relations firm from September 2002 to January 2004. He was President and CEO of Cognetix, Inc., a biotechnology company, from 1998 to 2002. Prior to that, from 1995 to 1998, Mr. Anderson was Senior Vice President for Commercial Development at Indevus (formerly Interneuron) Pharmaceuticals, a publicly traded biopharmaceutical company. Mr. Anderson has held various senior level positions in sales, marketing and business development at Bristol‑Myers Squibb and The Upjohn Company of Canada  (which later became Pharmacia and Upjohn and is now a part of Pfizer). Mr. Anderson graduated from the University of Manitoba where he received his Bachelors degree. We believe that Mr. Anderson’s business expertise, in particular his experience as an executive officer in various capacities with both large and small life science organizations, give him the qualifications and skills to serve as a Director of PolyMedix, Inc.

Richard W. Bank, M.D., 77, has served as a Director of PolyMedix, Inc. since July 2008.  Dr. Bank is currently the President of BioVest Advisors, a consulting company, since July 2006. Dr. Bank has served as Senior Portfolio Manager, Managing Director, and Senior Vice President of the Liberty View Health Sciences Fund, a division of Liberty View Capital Management, a Lehman Brothers company, from July 2004 to July 2006. Dr. Bank has served as President and Managing Director of First-Tier Biotechnology Partners from February 1995 until it acquisition by Lehman Brothers in July 2004.  From February 1995 through April 1996, Dr. Bank served as President and Secretary of Biomedical Sciences, Incorporated. He has also served as President and Secretary of BioVest Health Sciences, Incorporated since its organization in April 1996 to July 2004. Dr. Bank was Senior Equity Analyst Director of Biotechnology at SBC Warburg Dillon Read (UBS) from 1998 to 1999. He was also Entrepreneur-In-Residence in Life Sciences for Tucker Anthony Sutro for 2000 through 2001. Dr. Bank received his B.S. from Washington & Lee University and his M.D. from The Rosalind Franklin University of Medicine and Science, The Chicago Medical School. We believe that Dr. Bank’s business and medical experience, in particular his experience as a portfolio manager and doctor of medicine, give him the qualifications and skills to serve as a Director of PolyMedix, Inc.

Michael E. Lewis, Ph.D., 59, has served as a Director of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. since its inception. Dr. Lewis has more than 30 years of scientific experience in academic and government laboratories and in several major pharmaceutical and biotechnology companies. Since 1994, Dr. Lewis has served as President of BioDiligence Partners, Inc., where he co‑founded three other biotechnology companies, Cara Therapeutics, Inc., Arena Pharmaceuticals, Inc. and Adolor Corporation. Dr. Lewis has served as Chief Scientific Advisor of Cara Therapeutics, Inc. since its inception in 2004, and as a director of Cara Therapeutics, Inc. from 2004-2010. He has also served as a director of Aeolus Pharmaceuticals, Inc. since 2004. After serving as Chief Scientific Advisor of Adolor Corporation from 1994 to 1997, Dr. Lewis served as Chief Scientific Advisor of Arena Pharmaceuticals, Inc. from 1997 to 2003, and as a director from 1997 to 2000. Dr. Lewis is a co‑founder of Cephalon, Inc. and served at Cephalon as Senior Scientist, Director of Pharmacology, and then as Senior Director of Scientific Affairs from 1988 to 1993. He supervised a molecular pharmacology research laboratory at the E.I. DuPont Co. from 1985 to 1987, and received postdoctoral training in pharmacology at the National Institutes of Health, the University of Michigan, and at the University of Cambridge.  He received a Ph.D. from Clark University in 1977. We believe that Dr. Lewis’s business and scientific experience, in particular his experience as a founder, executive and director of life science organizations, give him the qualifications and skills to serve as a Director of PolyMedix, Inc.

Stefan D. Loren, Ph.D., 47, has served as a Director of PolyMedix, Inc. since July 2008.  Dr. Loren is currently a Managing Director of Westwicke Partners, a consulting company and a consultant to MTB Investment Advisors, a family of equity funds, and has held these positions since August 2008.  Prior to that, Dr. Loren was Analyst/Portfolio Manager with Perceptive Advisors, a health care hedge fund, from May 2007 to August, 2008 and MTB Investment Advisors, a family of equity funds, from August 2005 to May 2007.  From July 1997 to August 2005, Dr. Loren was a Managing Director in the healthcare group at Legg Mason.  Prior to that, Dr. Loren was a Research Chemist at the advanced technologies division of Abbott Laboratories and a research fellow at the Scripps Research Institute. Dr. Loren received his B.A. from the University of California, San Diego, and his Ph.D. from University of California, Berkeley. We believe that Dr. Loren’s business and scientific experience, in particular his experience as a sell-side and buy-side analyst and research chemist, give him the qualifications and skills to serve as a Director of PolyMedix, Inc.

Shaun F. O’Malley, 75, has served as a Director of PolyMedix, Inc. since January 2006.  Effective as of the Annual Meeting and the expiration of Mr. Slattery’s term as director, Mr. O’Malley will serve as the Chairman of the Board of PolyMedix, Inc.  Mr. O’Malley is currently the Chairman Emeritus of Price Waterhouse LLP, a title he has held since July 1995. Prior to 1995, he served as Chairman and Senior Partner of Price Waterhouse LLP. He currently serves as a member of the board of directors of the Finance Company of Pennsylvania. Mr. O’Malley holds a B.S. in Economics from the Wharton School of the University of Pennsylvania. We believe that Mr. O’Malley’s business and accounting experience, in particular his experience in public accounting, give him the qualifications and skills to serve as a Director of PolyMedix, Inc.

Douglas J. Swirsky, 41, has served as a Director of PolyMedix, Inc. since June 30, 2009. Mr. Swirsky presently serves as Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary of GenVec, Inc., a biopharmaceutical company, a position he has held since 2006. Prior to joining GenVec, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus and held the same position at Legg Mason prior to Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. Mr. Swirsky, a Certified Public Accountant and a CFA charterholder, has also previously held investment banking positions at UBS, PaineWebber, and Morgan Stanley. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his B.S. in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. We believe that Mr. Swirsky’s business and accounting experience, in particular his experience as an executive officer, investment banker and accountant, give him the qualifications and skills to serve as a Director of PolyMedix, Inc.

Director Compensation for 2010

The following Director Compensation Table sets forth information concerning compensation for services rendered by our independent directors for fiscal year 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Frank P. Slattery, Jr.(2) Chairman of the Board	40,000	21,840 (3)	61,840
Shaun F. O’Malley(2) Chairman, Audit Committee	35,000	21,840 (3)	56,840
Brian Anderson Chairman, Compensation Committee	29,000	21,840 (4)	50,840
Richard W. Bank, M.D.	27,000	21,840 (4)	48,840
Michael E. Lewis, Ph.D.	25,500	21,840 (3)	47,340
Stefan D. Loren, Ph.D. Chairman, Governance Committee	34,000	21,840 (4)	55,840
Douglas J. Swirsky	29,000	21,840 (4)	50,840

(1)   This column reflects the total grant date fair value for all stock options or awards granted in the applicable fiscal year pursuant to our equity compensation plans. The assumptions used in the calculation of these amounts are described in footnote 6 to our audited financial statements for the year ended December 31, 2010 and our discussion of stock‑based compensation in the annual report on Form 10‑K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Practices” for the year ended December 31, 2010, filed with the SEC on March 7, 2011.

(2)   Mr. Slattery will not stand for re-election at the Annual Meeting.  The Board of Directors has appointed Mr. O’Malley to serve as the Chairman of the Board, effective as of the Annual Meeting and the expiration of Mr. Slattery’s term.

(3)   Represents the total grant date fair value of options to purchase 50,000 shares of common stock granted to this director on September 2, 2010. As of December 31, 2010, this director holds options to purchase 418,500 shares of common stock.

(4)   Represents the total grant date fair value of options to purchase 50,000 shares of common stock granted to this director on September 2, 2010. As of December 31, 2010, this director holds options to purchase 200,000 shares of common stock.

Compensation of Directors

The director who is also an employee receives no additional compensation for serving as a director or as a member of any Committee of the Board. All non‑employee directors receive a fee of $1,500 and $1,000 per Board meeting and Committee meeting, respectively, and are reimbursed for expenses incurred in connection with attending Board and Committee meetings. In addition, our Chairman of the Board receives an annual retainer of $20,000, the Chairman of the Audit Committee receives an annual retainer of $16,000, the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive annual retainers of $14,000 and all other non‑employee directors receive an annual retainer of $12,000.

All new non‑employee directors receive an initial grant of options to purchase shares of common stock upon first becoming a member of the Board. In addition, each non‑employee director may, at the discretion of the Board or Compensation Committee of the Board, receive additional equity compensation awards. See the Director Compensation Table above for more details.

Continuing Education of Directors

We are committed to supporting the continuing education of our directors on relevant matters.  The Governance Committee of the Board will decide on a case‑by‑case basis the appropriate level and frequency of support to provide.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the seven nominees with the most votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

Executive Compensation and Related Information

Executive Officers

Nicholas Landekic, 52, has served as President, Chief Executive Officer and Director of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. where he served in the same capacity since inception in August 2002. Mr. Landekic has more than twenty years of pharmaceutical experience. From 2000 to 2002, he was President and Chief Executive Officer of Locus Discovery. From 1995 to 2000, Mr. Landekic was Senior Vice President of Corporate Development & Investor Relations at Guilford Pharmaceuticals. From 1991 to 1995, Mr. Landekic served as Senior Director of Business Development at Cephalon, Inc. and, from 1988 to 1991, served as Senior Manager for Strategic Marketing at Bristol-Myers Squibb. He also held positions in Finance and Business Development at Johnson & Johnson Corporation (McNeil Pharmaceutical) from 1985 to 1988 and positions in the research laboratories at the Mt. Sinai Medical Center from 1982 to 1983. Mr. Landekic received an M.B.A. from the State University of New York at Albany, an M.A. in Biology from Indiana University and a B.S. in Biology from Marist College.

Bozena Korczak, Ph.D., 58, has served as Senior Vice President, Drug Development and Chief Development Officer of PolyMedix, Inc. since January 2011 and prior to that Vice President, Drug Development of PolyMedix, Inc. since November 2007.  Dr. Korczak has over twenty years of experience in discovery, pre‑clinical and clinical research at burgeoning biotechnology organizations.  Prior to joining PolyMedix, Inc., Dr. Korczak was a principal for PharmaReach, a private drug development consulting company, from October 2005 to November 2007.  From September 2001 to October 2005, Dr. Korczak was Vice President of Research and Development of Cytochroma, Inc., a private biotechnology company.  Prior to Cytochroma, Inc., Dr. Korczak served in various positions of increasing responsibility at Glycodesign, Inc., Allelix Biopharmaceutical, Inc. and Mount Sinai Hospital.  She is an author of thirty‑five peer review scientific papers and holds a Ph.D. in biochemistry from the Polish Academy of Science.

Richard W. Scott, Ph.D., 58, has served as Vice President, Research of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. since November 2002. Dr. Scott has approximately twenty years of biopharmaceutical industry experience. Most recently, he was Vice President of Biology at Cephalon, Inc. where he held positions of increasing responsibility from 1991 to 2001. From 1985 to 1990, Dr. Scott worked at the research laboratories of DuPont and Company. Dr. Scott has authored more than forty-five papers and book chapters, and is named on six patents. Dr. Scott holds a Ph.D. in Microbiology from the University of Pennsylvania and a B.S. in Biology from Muhlenberg College.

Edward F. Smith, 40, has served as Vice President, Finance and Chief Financial Officer of PolyMedix, Inc. since January 2006. Mr. Smith has approximately fifteen years of combined biopharmaceutical industry and financial management experience. From 2000 to 2005, he was Executive Director of Finance at InKine Pharmaceutical Company, Inc. (acquired by Salix Pharmaceuticals, Ltd. in 2005). From 1993 to 1999, Mr. Smith held various positions of increasing responsibility in public accounting, most recently as a manager in the audit practice at Deloitte & Touche LLP. Mr. Smith is licensed as a Certified Public Accountant in Pennsylvania and holds a B.S. degree in Business Administration from the University of Hartford.

Summary Compensation Table for 2010, 2009 and 2008

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the years ended December 31, 2010, 2009 and 2008 awarded to, earned by, or paid to: (i) Nicholas Landekic, who served as our President and Chief Executive Officer (our “CEO”) during 2010, 2009 and 2008, (ii) Edward F. Smith, who served as our Vice President, Finance, Chief Financial Officer (our “CFO”) and Corporate Secretary during 2010, 2009, and 2008 and (iii) our three most highly paid executive officers (as determined based on total compensation) other than our CEO and CFO as of December 31, 2010. These individuals are referred to in this report as the Named Executive Officers (or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Nicholas Landekic President, Chief Executive Officer and Director	2010 2009 2008	370,000 370,000 370,000	150,550 240,000 101,750	— — —	1,210,861 (3) — 1,118,702 (4)	— — —	1,731,411 610,000 1,590,452
Edward F. Smith Vice President, Finance, Chief Financial Officer and Secretary	2010 2009 2008	245,000 245,000 225,000	76,500 75,000 56,250	— — —	206,672 (5) — 317,108 (6)	— — —	528,172 320,000 598,358
Bozena Korczak, Ph.D. (13) Senior Vice President, Drug Development and Chief Development Officer	2010 2009 2008	258,333 245,000 230,000	85,500 75,000 51,750	— — —	317,957 (7) — 360,196 (8)	— — —	661,790 320,000 641,946
R. Eric McAllister, M.D., Ph.D. (13) Vice President, Clinical Development, Chief Medical Officer	2010 2009 2008	280,000 280,000 280,000	36,000 50,000 63,000	— — —	248,706 (9) — 492,966 (10)	— — —	538,570 330,000 835,966
Richard W. Scott, Ph.D. Vice President, Research	2010 2009 2008	265,000 265,000 265,000	81,100 132,500 46,375	— — —	256,883 (11) — 195,281 (12)	— — —	602,983 397,500 506,656

(1)   Represents performance bonus awards.  The 2008 bonus award was paid in 2009, the 2009 bonus award was paid in 2010, and the 2010 bonus award was paid in 2011.

(2)   This column reflects the total grant date fair value for all stock options or awards granted in the applicable fiscal year pursuant to our equity compensation plans. The assumptions used in the calculation of these amounts are described in footnote 6 to our audited financial statements for the year ended December 31, 2010 and our discussion of stock‑based compensation in this annual report on Form 10‑K under “Management’s Discussion and Analysis Of Financial Condition and Results of Operations—Critical Accounting Policies and Practices” for the year ended December 31, 2010, filed with the SEC on March 7, 2011.

(3)   This amount reflects the total grant date fair value of options to purchase common stock granted in 2010 to Mr. Landekic. 1,750,000 options were granted on February 24, 2010, and 187,500 options were granted on July 30, 2010, pursuant to our 2005 Omnibus Equity Compensation Plan.

(4)   This amount reflects the total grant date fair value of options to purchase common stock granted in 2008 to Mr. Landekic. 600,000 options were granted on January 23, 2008 and 1,000,000 options were granted on December 30, 2008, pursuant to our 2005 Omnibus Equity Compensation Plan except that 350,000 options from the January 23, 2008 were deemed to have been issued outside of the 2005 Omnibus Equity Compensation Plan.

(5)   This amount reflects the total grant date fair value of 325,000 options to purchase common stock granted on February 24, 2010 to Mr. Smith, pursuant to our 2005 Omnibus Equity Compensation Plan.

(6)   This amount reflects the total grant date fair value of options to purchase common stock granted in 2008 to Mr. Smith. 125,000 options were granted on January 23, 2008 and 325,000 options were granted on December 30, 2008, pursuant to our 2005 Omnibus Equity Compensation Plan.

(7)   This amount reflects the total grant date fair value of 500,000 options to purchase common stock granted on February 24, 2010 to Dr. Korczak, pursuant to our 2005 Omnibus Equity Compensation Plan.

(8)   This amount reflects the total grant date fair value of 500,000 options to purchase common stock granted on December 30, 2008 to Dr. Korczak, pursuant to our 2005 Omnibus Equity Compensation Plan.

(9)   This amount reflects the total grant date fair value of options to purchase common stock granted in 2010 to Dr. McAllister. 350,000 options were granted on February 24, 2010, and 50,000 options were granted on July 30, 2010, pursuant to our 2005 Omnibus Equity Compensation Plan.

(10) This amount reflects the total grant date fair value of options to purchase common stock granted in 2008 to Dr. McAllister.  200,000 options were granted on January 23, 2008 and 500,000 options were granted on December 30, 2008, pursuant to our 2005 Omnibus Equity Compensation Plan.

(11) This amount reflects the total grant date fair value of options to purchase common stock granted in 2010 to Dr. Scott. 200,000 options were granted on February 14, 2010 and 225,000 options were granted on May 14, 2010, pursuant to our 2005 Omnibus Equity Compensation Plan.

(12) This amount reflects the total grant date fair value of options to purchase common stock granted in 2008 to Dr. Scott. 50,000 options were granted on January 23, 2008 and 225,000 options were granted on December 30, 2008, pursuant to our 2005 Omnibus Equity Compensation Plan.

(13) In January 2011, Dr. McAllister ceased to serve as an executive officer in the position of Vice President, Clinical Development and Chief Medical Officer and assumed a new role as Vice President of Cardiovascular Clinical Development.  At that time, Dr. Korczak became Senior Vice President, Drug Development and Chief Development Officer.

Narrative Disclosure to Summary Compensation Table

In 2010, the Compensation Committee of the Board awarded cash bonuses to each of our NEOs. These awards are reflected in the column titled “Bonus” in the Summary Compensation Table above. Such awards were made by the Compensation Committee in its sole discretion at the end of the year after reviewing the recommendations of our CEO for each NEO other than himself, individual goals and targets, the performance of each NEO in the applicable fiscal year, evaluating other components of each NEO’s total compensation package, including the balance of equity to non-equity compensation, each NEO’s total compensation package relative to executives in benchmark peer group companies holding similar positions, the report of the Compensation Committee’s consultant, and the Company’s cash position. For benchmarking executive compensation, the Compensation Committee engaged a compensation consulting firm which assisted in establishing a peer group of companies, analyzing peer company compensation data and comparing our compensation programs with the practices of the companies represented in the compensation data reviewed. For 2010, the Compensation Committee’s consulting firm, Compensation Resources established a peer group of 20 publicly traded biotechnology companies of similar size to us. The Compensation Committee’s primary consideration in awarding the cash bonuses for 2010 was to award each NEOs for his or her respective performance in the achievement of individual goals and objectives.

Outstanding Equity Awards

The following table provides information on all stock option awards held by our NEOs as of December 31, 2010. All outstanding equity awards are in shares of our common stock.

Outstanding Equity Awards at 2010 Fiscal Year-End

Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Nicholas Landekic President, Chief Executive Officer and Director	1,000,000 (2) 500,000 (3) 231,000 (3) 583,333 (3) 666,667 (3) 486,111 (3) 26,042 (3)	— — — 16,667 333,333 1,263,889 161,458	1.50 1.50 2.85 1.10 1.18 1.05 0.90	08/10/2015 12/01/2015 02/04/2016 01/22/2018 12/29/2018 02/23/2020 07/29/2020
Edward F. Smith Vice President, Finance, Chief Financial Officer and Secretary	250,000 (3) 30,000 (3) 121,528 (3) 216,667 (3) 90,278 (3)	— — 3,472 108,333 234,722	1.50 2.85 1.10 1.18 1.05	01/01/2016 02/04/2016 01/22/2018 12/29/2018 02/23/2020
Bozena Korczak, Ph.D. Senior Vice President, Drug Development and Chief Development Officer	250,000 (3) 333,333 (3) 138,889 (3)	— 166,667 361,111	0.98 1.18 1.05	11/12/2017 12/29/2018 02/23/2020
R. Eric McAllister, M.D., Ph.D. (5) Vice President, Clinical Development, Chief Medical Officer	400,000 (4) 194,444 (3) 333,333 (3) 97,222 (3) 6,944 (3)	— 5,556 166,667 252,778 43,056	3.50 1.10 1.18 1.05 0.90	11/12/2016 01/22/2018 12/29/2018 02/23/2020 07/29/2020
Richard W. Scott, Ph.D. Vice President, Research	250,000 (2) 40,000 (3) 48,611 (3) 150,000 (3) 55,556 (3) 43,750 (3)	— — 1,389 75,000 144,444 181,250	1.50 2.85 1.10 1.18 1.05 0.97	08/10/2015 02/04/2016 01/22/2018 12/29/2018 02/23/2020 05/13/2020

(1)   There are no restricted stock awards outstanding for any of the NEOs.

(2)   Grants with an expiration date of August 10, 2015 have a stated term of ten years and vest 50% on the date of grant and 50% on the one‑year anniversary of the grant.  If a “change in control” (as defined in our 2002 Equity Compensation Plan) were to occur, these options would become immediately exercisable in full.

(3)   Grants with expiration dates of December 1, 2015, January 1, 2016, February 4, 2016, January 22, 2018, November 12, 2017, December 29, 2018, February 23, 2020, May 13, 2020 and July 29, 2020 have a stated term of ten years and vest in monthly installments over a three‑year period beginning after the date of grant. If a “change in control” (as defined in our 2005 Omnibus Equity Compensation Plan) were to occur, these options would become immediately exercisable in full.

 (4)  Grants with expiration dates of November 12, 2016 have a stated term of ten years and vest in 50% on the two‑year anniversary of the grant and the remaining 50% vests in monthly installments over a two‑year period beginning after the two‑year anniversary of the grant.

(5)   In January 2011, Dr. McAllister ceased to serve as an executive officer in the position of Vice President, Clinical Development and Chief Medical Officer and assumed a new role as Vice President of Cardiovascular Clinical Development.  At that time, Dr. Korczak became Senior Vice President, Drug Development and Chief Development Officer.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Nicholas Landekic

We extended the offer of employment to Nicholas Landekic for the position of President and Chief Executive Officer pursuant to an offer letter dated July 30, 2002, which provided that his annual salary will be at least $250,000 per year. Mr. Landekic’s base salary was increased to $350,000, 370,000 and $400,000 as of January 2006, February 2007 and January 2011, respectively. Mr. Landekic is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board.  As an “at‑will” employee, Mr. Landekic’s employment can be terminated by us or by him, at any time and for any reason. In the event Mr. Landekic is terminated by us other than for “cause” or other than by reason of his “disability,” or he resigns for “good reason” (each as defined in his offer letter), Mr. Landekic will be entitled to full vesting of all unvested stock options and restricted stock previously granted to him and a cash payment equal to two‑years of his then current base salary.

Edward Smith

We extended the offer of employment to Edward Smith for the position of Vice President Finance, Chief Financial Officer and Corporate Secretary pursuant to an offer letter dated December 5, 2005, which provides that his annual salary will be at least $200,000 per year. Mr. Smith’s base salary was increased to $225,000, $245,000 and $267,500 as of February 2007, January 2009 and January 2011, respectively. Mr. Smith is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at‑will” employee, Mr. Smith’s employment can be terminated by us or by him, at any time and for any reason. In the event Mr. Smith is terminated by us other than for “cause” or other than by reason of his “disability” (each as defined in his offer letter), Mr. Smith will be entitled to full vesting of all unvested stock options previously granted to him and a cash payment equal to six months of his then current base salary.

Bozena Korczak, Ph.D.

We extended the offer of employment to Bozena Korczak for the position of Vice President, Drug Development pursuant to an offer letter dated November 5, 2007, which provides that her annual salary will be at least $230,000 per year. Dr. Korczak assumed a new role as Senior Vice President, Drug Development and Chief Development Officer.  Dr. Korczak’s base salary increased to $245,000, $285,000, and $310,000 effective January 2009, September 2010 and January 2011, respectively. Dr. Korczak is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at‑will” employee, Dr. Korczak’s employment can be terminated by us or by her, at any time and for any reason. In the event Ms. Korczak is terminated by us other than for “cause” or other than by reason of her “disability” (each as defined in her offer letter), Dr. Korczak will be entitled to full vesting of all unvested stock options previously granted to her and a cash payment equal to one‑year of her then current base salary.

R. Eric McAllister, M.D., Ph.D.

We extended the offer of employment to R. Eric McAllister, M.D., Ph.D., for the position of Vice President, Clinical Development and Chief Medical Officer pursuant to an offer letter dated October 19, 2006, which provides that his annual salary will be at least $280,000 per year.  In January 2011, Dr. McAllister ceased to serve as an executive officer in the position of Vice President, Clinical Development and Chief Medical Officer and assumed a new role as Vice President of Cardiovascular Clinical Development. Dr. McAllister is eligible to receive a discretionary cash bonus based on his performance and our company’s performance. Dr. McAllister is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at‑will” employee, Dr. McAllister’s employment can be terminated by us or by him, at any time and for any reason. If Dr. McAllister is terminated by the Company following a “Change in Control” (as defined in his offer letter), other than by reason of his “Disability” (as defined in his offer letter), Dr. McAllister will be entitled to full vesting of all unvested stock options previously granted to him and a cash payment equal to six months of his then current base salary.

Richard Scott, Ph.D.

We extended the offer of employment to Richard Scott for the position of Vice President, Research pursuant to an offer letter dated September 23, 2002, which provides that his annual salary will be at least $150,000 per year. Dr. Scott’s base salary was increased to $250,000, $265,000 and $292,000 effective January 2006, February 2007 and January 2011, respectively. Dr. Scott is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at‑will” employee, Dr. Scott’s employment can be terminated by us or by him, at any time and for any reason. In the event Dr. Scott is terminated by us other than for “cause” or other than by reason of his “disability” (each as defined in his offer letter), Dr. Scott will be entitled to full vesting of all unvested stock options and restricted stock previously granted to him and a cash payment equal to one‑year of his then current base salary.

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the SEC, are mandating that public companies, such as PolyMedix, initiate procedures to ensure that our stockholders have input on our compensation programs for our NEOs (the “say on pay” movement). In summary, our policies and programs for compensating our NEOs are designed to attract, retain motivate, and reward top quality personnel capable of driving our success. Pay that reflects performance and alignment of that pay with the interests of long-term stockholders are key principles that underlie the design of our compensation programs for our NEOs.

Our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. We urge you to read this Proxy Statement for additional details on the Company’s executive compensation, including the Company’s compensation philosophy and objectives and the compensation of our NEOs.

Although the vote is non-binding on the Company and the Board, our Board, the Nominating and Corporate Governance Committee and the Compensation Committee will review the voting results. To the extent there is any significant lack of support for the compensation of our NEOs, we would initiate procedures to better understand the concerns that influenced the lack of support. Our Board, the Nominating and Corporate Governance Committee and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

Marking the Proxy Card “For” indicates support for the compensation of our NEOs; marking the Proxy Card “Against” indicates lack of support for the compensation of our NEOs. You may abstain by marking the “Abstain” box on the Proxy Card.

Vote and Recommendation

This is an advisory vote and does not require a minimum number of votes.

Our Board recommends a vote “FOR” the approval of the compensation paid to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion.

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes
on the Compensation of Our Named Executive Officers

In connection with the say on pay movement, the SEC and other governmental and regulatory authorities are mandating that public companies, such as PolyMedix, provide a mechanism whereby stockholders can, at least once every six years, advise the company and its Board as to how often our stockholders should be able to advise us on the compensation of our NEOs (as described in Proposal 2 above).

This proposal on the frequency of future advisory votes on the compensation of our NEOs is separate from the proposal on the advisory vote on the compensation of our NEOs. This proposal deals with the issue of how often the advisory vote on the compensation of our NEOs should be presented to our stockholders and, in this regard, we are soliciting your advice as to whether the advisory vote on named executive officer compensation should be held every one year, every two years or every three years. You may also abstain from making a choice.

Our Board has determined that stockholders should have an opportunity every three years to vote on the compensation of our NEOs.  Our Board concluded that a three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome of the Company. In addition, a three-year vote cycle also gives our Board and the Compensation Committee sufficient time to thoughtfully respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures.

The vote with respect to the frequency of future advisory votes on the compensation of our NEOs is non-binding on the Company and our Board. However, our Board will take the results of the vote into consideration when deciding when to call for the next advisory vote on the compensation of our NEOs. A frequency vote similar to this will occur at least once every six years.  You have four choices with respect to indicating such frequency: every one year, every two years, or every three years or you may abstain.

Vote and Recommendation

This is an advisory vote and does not require a minimum number of votes.

Our Board recommends a vote for future advisory votes on the compensation of our NEOs every “THREE YEARS.”

Security Ownership Of Certain Beneficial Owners And Management

The following table shows information known to us about beneficial ownership of our common stock by:

•          each of our directors;

•          each of our current NEOs as well as any additional individuals identified as NEOs in the section of this report titled “Executive Compensation”;

•          all of our directors and executive officers as a group; and

•          each person known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 25, 2011, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of April 25, 2011 are considered to be outstanding. These shares, however, are not considered outstanding as of April 25, 2011 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 105,999,610 shares of common stock outstanding as of April 25, 2011.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership Of Common Stock		Percent of Common Stock
Directors and Executive Officers
Nicholas Landekic	5,342,306	(2)	4.8%
Frank P. Slattery, Jr.	2,551,100	(3)	2.4%
Richard W. Scott, Ph.D.	1,316,455	(4)	1.2%
Bozena Korczak, Ph.D.	1,053,611	(7)	1.0%
Edward Smith	923,472	(8)	*
Michael Lewis, Ph.D.	911,000	(6)	*
Shaun F. O’Malley	473,860	(9)	*
Stefan D. Loren, Ph.D.	255,500	(10)	*
Brian Anderson	212,500	(11)	*
Richard W. Bank, M.D.	212,500	(11)	*
Douglas J. Swirsky	212,500	(11)	*

All Directors and Executive Officers as a Group (11 persons):	13,464,804	(12)	11.6%

Five Percent Stockholders:
Act Capital Management, LLLP 2 Radnor Corporate Center, Suite 111 Radnor, Pennsylvania 19087 (12)	5,948,100	(13)	5.6%

*      Less than 1%.

(1)   Unless otherwise indicated, the address of all individuals and entities listed below is PolyMedix, 170 N. Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

(2)   Includes 4,170,306 shares of common stock issuable upon exercise of options.

(3)   Includes 431,000 shares of common stock issuable upon exercise of options and 489,000 shares of common stock issuable upon exercise of warrants.  The warrants and 677,000 shares of common stock are held in the name of Kate Partners XX, L.P. (“Kate Partners”). Mr. Slattery is a general partner and owns a controlling interest in Kate Partners.

(4)   Includes 778,855 shares of common stock issuable upon exercise of options.

(5)   Includes 1,125,000 shares of common stock issuable upon exercise of options.

(6)   Includes 431,000 shares of common stock issuable upon exercise of options.

(7)   Includes 1,053,611 shares of common stock issuable upon exercise of options.

(8)   Includes 923,472 shares of common stock issuable upon exercise of options.

(9)   Includes 431,000 shares of common stock issuable upon exercise of options and 21,430 shares of common stock issuable upon exercise of warrants.

(10) Includes 212,500 shares of common stock issuable upon exercise of options and 21,500 shares of common stock issuable upon exercise of warrants.

(11) Includes 212,500 shares of common stock issuable upon exercise of options.

(12) Includes 9,069,244 shares of common stock issuable upon exercise of options and 531,930 shares of common stock issuable upon exercise of warrants.

(13) Based on the filing of a Schedule 13G on January 31, 2011 with the SEC, we understand that Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP and Act Capital Partners, LP and that voting and investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. This figure does not include 3,380,000 shares of common stock issuable upon exercise of outstanding Series A warrants at an exercise price of $1.00 per share, 1,180,000 shares of common stock issuable upon exercise of outstanding Series B Warrants at an exercise price of $1.00 per share, or 379,500 shares of common stock issuable upon exercise of outstanding Series C Warrants at an exercise price of $1.25 per share, which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Also includes 46,000 shares of common stock held in various accounts of which Mr. Ecker personally has sole investment and voting power, 22,500 shares of common stock held by Ms. Frankenfield, 35,000 shares of common stock held jointly by Ms. Frankenfield and her husband, and 2,100 shares of common stock held by Ms. Frakenfield’s husband.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports of stock ownership (and changes in stock ownership) and written representations received by us, we believe that our directors and executive officers met all of their filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2010.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The audit committee of the Board has:

•          reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2010 with management;

•          discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•          received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by Deloitte & Touche LLP for the fiscal year ended December 31, 2010 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board
Shaun O’Malley, Chairman
Stefan Loren
Frank Slattery
Douglas Swirsky

Proposal 4 – Ratification of Appointment
of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2011. Deloitte & Touche LLP has served as our independent registered public accounting firm since February 2006. Prior to 2006, we did not have an independent registered public accounting firm audit our financial statements or provide other audit services.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or the DGCL. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2011. In making its recommendation to the Board that stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the Audit Committee considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	2010	2009
Audit Fees	$190,000	$194,660
Audit Related Fees	$25,862	$118,944
Tax Fees	$0	$0
All Other Fees	$0	$0

Audit Fees. The “Audit Fees” are the aggregate fees of Deloitte & Touche LLP attributable to professional services rendered in 2010 and 2009 for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees. The “Audit Related Fees” are the aggregate fees paid to Deloitte & Touche LLP for their consent to the incorporation by reference of our financial statements in various registration statements in 2010 and 2009.

Tax Fees. There were no fees billed in 2010 or 2009 for tax compliance, tax advice or tax planning services.

All Other Fees. There were no fees billed in 2010 or 2009 for other products or services provided by Deloitte & Touche LLP besides the services reported above under “Audit Fees” or “Audit-Related Fees.”

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2010 and 2009.

Deloitte & Touche LLP Representatives at Annual Meeting

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 as described in this Proposal 4.

Certain Relationships And Related Transactions

Other than compensation agreements and other arrangements with our executive officers and directors and the transaction described below, during our last two fiscal years, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

On November 16, 2009, we closed on a registered offering selling 20,700,000 units at a purchase price of $1.00 per unit. Each unit sold included one share of our common stock and a warrant to purchase up to 0.3 shares of our common stock at an exercise price of $1.25. In connection, with the offering, an entity controlled by Frank Slattery Jr., a director of ours, purchased 200,000 units at an aggregate offering price of $200,000.

Requirements For Advance Notification of Nominations
and Stockholder Proposals

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2012 Annual Meeting of stockholders must be received by us no later than December 29, 2011 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current Bylaws, for a proposal of a stockholder to be properly brought before our 2012 Annual Meeting of Stockholders, outside the process of Rule 14a-8, stockholder proposals must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our Bylaws, on or after February 18, 2011 and on or before March 19, 2012. However, in the event that the date of next year’s Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from June 17, 2012, stockholder proposals must be received not earlier than the 120th day prior to the date of the 2012 Annual Meeting and not later than the later of the 90th day prior to the 2012 Annual Meeting or the tenth day following the day on which notice of the date of such annual meeting was first mailed or we make public disclosure of the date of the 2012 Annual Meeting, whichever occurs first. You should submit any proposal by a method that permits you to prove the date of delivery to us. Stockholder proposals should be addressed to our Corporate Secretary, at 170 N. Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Edward F. Smith, Vice President, Chief Financial Officer and Secretary of PolyMedix, Inc., 170 North Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087, telephone number (484) 598-2332.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, PolyMedix, Inc., 170 North Radnor-Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

PolyMedix, Inc.

170 North Radnor Chester Road
Radnor, Pennsylvania 19087

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope that have been provided or return to PolyMedix, Inc., c/o AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219. Please date, sign and mail your proxy card back as soon as possible.

VOTE BY TELEPHONE

Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

VOTE BY INTERNET

Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED

POLYMEDIX, INC.

Vote on Directors

1. ELECTION OF DIRECTORS	For All	Withhold All	For All Except

NOMINEES:	☐	☐	☐

01) Nicholas Landekic	05) Stefan Loren, Ph.D.
02) Brian Anderson	06) Shaun O’Malley
03) Richard Bank, M.D.	07) Douglas Swirsky
04) Michael Lewis, Ph.D.

To withhold authority to vote for an individual nominee, MARK “For All Except” and write the nominee’s number on the line below.

________________________________________

2. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS;

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS;

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Signature:	Email:

Signature (Joint Owners):	Email:

Date:

Date: